Exhibit 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

JACK WEAVER, Derivatively on Behalf of TACTILE SYSTEMS TECHNOLOGY, INC., Plaintiff, v. BRENT MOEN, et al., Defendants, -and- TACTILE SYSTEMS TECHNOLOGY, INC., Nominal Defendant.	CASE NO. 1:22-cv-01063-GBW STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated June 6, 2024 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiff Jack Weaver (“Plaintiff”), individually and derivatively on behalf of nominal defendant Tactile Systems Technology, Inc. (“Tactile” or the “Company”); (ii) Cory Griffin (the “Demand Shareholder”)1; (iii) defendants Brent Moen, William Burke, Peter Soderberg, Raymond Huggenberger, Richard Nigon, Kevin Roche, Lynn Blake, Gerald Mattys, Robert Folkes and Bryan Rishe (collectively, the “Individual Defendants”); and (iv) nominal defendant Tactile (collectively the “Settling Parties”). This Stipulation is intended by the Settling Parties2 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

1 Together, Plaintiff and the Demand Shareholder are referred to herein as the “Shareholders.”

2 All capitalized terms not otherwise defined are defined in section IV.1.

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Pre-Suit Investigative Activity: Investigative Demand For Books And Records Pursuant To Delaware Counsel Corporate Law Section 220

In November 2020, Plaintiff, through his counsel, served a demand to inspect books and records (the “Weaver 220 Demand”) pursuant to 8 Del. C. § 220 (“Section 220”). Plaintiff served additional demands under Section 220 on December 3, 2020, December 21, 2020, and June 4, 2021 and negotiated with Tactile’s counsel regarding the scope of production, terms of confidentiality and other matters from November 2020 to August 2021. After signing a Confidentiality Agreement, Tactile made a production of 1,953 pages of Tactile internal confidential documents to Plaintiff bate stamped TAC_WEAVER_000001 - TAC_WEAVER_001953. Plaintiff’s counsel thereupon reviewed and analyzed the documents to prepare a shareholder derivative complaint against the Individual Defendants.

B.	Proceedings in the Related Federal Securities Action

In mid-2020 Tactile, as well as certain of its current and now former officers, were named as defendants in a federal securities fraud class action, entitled Brian Mart, Individually and on Behalf of All Others Similarly Situated v. Tactile Systems Technology, Inc., et al., No. 0:20-cv-02074-NEB-BRT (D. Minn. 2020) (the “Securities Action”). The plaintiff in the Securities Action alleged that the defendants engaged in fraudulent schemes and misconduct, and/or made materially false and misleading statements and/or failed to disclose that: (i) to induce sales growth of Tactile’s flagship product, Flexitouch, Tactile and/or its employees engaged in illicit sales and marketing activities involving kickback schemes and the submission of false claims to federal healthcare programs in violation of applicable federal statutes; (ii) Tactile’s revenues were in part the product of unlawful conduct and were thus unsustainable; (iii) while Tactile publicly touted a $4 plus or $5 plus billion market opportunity for its advanced PCDs, in truth, the total addressable market was at least three times smaller; and (iv) Tactile overstated its revenue from the Department of Veterans Affairs and the Center for Medicare & Medicaid Services. The plaintiff in the Securities Action alleged that, as a consequence of the defendants’ allegedly false and misleading public statements, Tactile securities traded at artificially inflated prices during the Class Period until the alleged wrongdoing was disclosed, and the prices of Tactile securities fell, causing damages to stock buyers. On March 31, 2022, the court granted in part and denied in part the motion to dismiss filed in the Securities Action, Mart v. Tactile Sys. Tech., Inc., 595 F. Supp. 3d 788, 799 (D. Minn. 2022), and the case proceeded to discovery.

On October 18, 2022 the Securities Action settled for a payment of $5 million to be distributed to buyers of Tactile stock during the Class Period, funded by Tactile’s insurers. On August 25, 2023, the court granted final approval to the settlement and plan of allocation.

At all times, defendants in the Securities Action contended that they did not engage in any fraudulent schemes, acts, or misconduct, and that the sales, marketing, and educational activities described in the Securities Action complaint were compliant with applicable law. Defendants further contended that they did not make any materially false or misleading statements, that they disclosed all material information required to be disclosed by the federal securities laws, and that any alleged misstatements or omissions were not made with the requisite intent or knowledge of wrongdoing. Defendants also contend that any losses allegedly suffered by Members of the Class were not caused by any allegedly false or misleading statements by them, or allegedly fraudulent schemes, acts, or misconduct by them, and/or were caused by intervening events. Defendants believed that the claims asserted against them in the Securities Action were without merit.

C.	Section 220 Investigation and Litigation Demand by the Demand Shareholder

On February 10, 2022, the Demand Shareholder issued a demand to inspect certain internal books and records of Tactile pursuant to Section 220 (the “Griffin 220 Demand”). Following meet and confer negotiations, Tactile produced approximately 1,821 pages of confidential, Board-level materials to the Demand Shareholder and Demand Shareholder’s Counsel. Thereafter, Demand Shareholder’s Counsel reviewed and analyzed these materials and concluded that pre-suit demand on Tactile’s Board was required, due to material changes in the makeup of Tactile’s Board.

By letter dated September 2, 2022, the Demand Shareholder issued a litigation demand to Tactile’s Board pursuant to Delaware law, which demanded, inter alia, that the Board commence an independent investigation into whether certain current and former directors and officers: (i)  failed to ensure that the Company’s remuneration plans were compliant with federal and state law (i.e., were not based on the payment of illegal kick-backs); and (ii) whether these individuals caused the Company to issue a series of materially false and misleading statements concerning Flexitouch (the “Litigation Demand”). The Litigation Demand purported to rely on documents produced by Tactile in response to the Griffin 220 Demand. Demand Shareholder’s Counsel was informed by email on September 9, 2022, that the Litigation Demand had been forwarded to Tactile’s Board for consideration.

D.	This Action Was First Filed in Minnesota District Court

On May 24, 2022, Plaintiff filed a shareholder derivative complaint on behalf of Tactile in the United States District Court for the District of Minnesota (the “Derivative Action”), pleading claims against the Individual Defendants, including for violations of section 14(a) of the Securities Exchange Act, to rescind compensation under section 29(b) of the Securities Exchange Act, to rescind employment contract compensation under section 29(b) of the Securities Exchange Act, for contribution under 15 U.S.C. § 77 k(f) and 21d(5)(a)-(d) and for violations of sections 10(b) and 21(d) of the Securities Exchange Act, breach of fiduciary duty, and unjust enrichment. The claims alleged that derelictions of duties by the Individual Defendants had allowed Tactile to engage in activities that gave rise to several lawsuits which Tactile had to expend time and money to defend and/or settle. On August 9, 2022, the case was transferred to this Court upon joint motion and stipulation of the parties.

E.	Proceedings in Delaware District Court

After the action was transferred to this Court, on August 25, 2022, the parties entered into a stipulation and proposed scheduling order governing briefing on Defendants’ motion to stay. On September 27, 2022, Defendants filed their motion and brief in support of their motion to stay. On November 14, 2022, Plaintiff filed his brief in opposition to Defendants’ motion to stay. On November 30, 2022, Defendants filed their notice to withdraw the motion to stay in light of resolution of the Securities Action.

On January 31, 2023, the parties filed their stipulation for a briefing schedule on Defendants’ motion to dismiss. On February 10, 2023, Defendants filed their motion to dismiss for failure to state a claim. In response, on March 6, 2023, Plaintiff filed his amended complaint in this Court pleading claims against the Individual Defendants, including violations of section 14(a) of the Securities Exchange Act, and to rescind compensation under section 29(b) of the Securities Exchange Act, and to rescind employment contract compensation under section 29(b) of the Securities Exchange Act, and for contribution under 15 U.S.C. § 77 k(f) and 21d(5)(a)-(d) and for violations of sections 10(b) and 21(d) of the Securities Exchange Act, breach of fiduciary duty, and unjust enrichment. On March 31, 2023, Defendants filed their motion to dismiss the amended complaint. On April 14, 2023, the parties filed their first joint stipulation extending the briefing schedule on Defendants’ motion to dismiss. On May 3, 2023, the parties filed their second joint stipulation extending the briefing schedule on Defendants’ motion to dismiss. On June 5, 2023, the parties filed their third joint stipulation extending the briefing schedule on Defendants’ motion to dismiss.

F.	The Extensive Settlement Negotiations

On November 11, 2022, Plaintiff made his first settlement demand on Defendants. In November 2022, Demand Shareholder’s Counsel spoke with Defendants’ counsel regarding a potential settlement of the Demand Shareholder’s claims. Demand Stockholder’s Counsel sent a settlement demand to Defendants dated December 13, 2022. Settlement discussions continued over the course of several months and culminated in a comprehensive settlement term sheet on or about October 26, 2023.

The Settling Parties have expended significant time and resources participating in conference calls and meetings during which the merits of the claims asserted by the Shareholders, as well as the defenses thereto, were extensively discussed between the Settling Parties. The Settling Parties have now reached a definitive agreement to settle the Derivative Action and claims raised in the Litigation Demand, upon the terms and subject to the conditions set forth in this Stipulation.

II.	PLAINTIFF’s CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Derivative Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel are also mindful of the inherent risks of succeeding on the merits in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action.

Plaintiff’s Counsel have conducted an extensive factual investigation into Tactile’s non-public Board-level documents via the inspection process pursuant to Section 220. Plaintiff’s Counsel have also performed additional investigation, including, inter alia: (i) reviewing Tactile's press releases, public statements, U.S. Securities and Exchange Commission filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (iv) preparing and filing initial and amended derivative complaints; (v) briefing motions to stay; (vi) conducting damages analyses; (vii) reviewing and analyzing relevant documents filed in the Securities Action and evaluating the merits of, and potential liability in connection with, the Securities Action; (viii) analyzing areas of improvement to Tactile’s corporate governance; and (ix) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Tactile. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Tactile and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.	Defendants’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in the Derivative Action, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Action. The Individual Defendants believe that they have complete defenses to the claims alleged against them in the Derivative Action. The Individual Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Tactile and its stockholders. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, including in complex cases like the Derivative Action. Defendants have, therefore, determined to settle the Derivative Action in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Action and Litigation Demand shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1	“Court” means the United States District Court for the District of Delaware.

1.2            “Current Tactile Shareholders” means any Person who owned Tactile common stock as of the date of the execution of this Stipulation and continues to hold their Tactile common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Tactile, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.3            “Demand Shareholder” means Tactile stockholder Cory Griffin.

1.4            “Demand Shareholder’s Counsel” means Shuman, Glenn & Stecker.

1.5            “Defendants” means, collectively, nominal defendant Tactile and the Individual Defendants.

1.6            “Defendants’ Counsel” means Faegre Drinker Biddle & Reath LLP.

1.7            “Derivative Action” means this civil action, as captioned on the first page of this Stipulation of Settlement..

1.8            “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.9            “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit B attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the Third Circuit has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Third Circuit’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.10          “Individual Defendants” means Defendants Brent Moen, William Burke, Peter Soderberg, Raymond Huggenberger, Richard Nigon, Kevin Roche, Lynn Blake, Gerald Mattys, Robert Folkes and Bryan Rishe.

1.11          “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.12          “Litigation Demand” means, the demand served on Tactile and/or members of its Board of Directors on behalf of Tactile shareholder Cory Griffin.

1.13          “Mediator” means Michelle Yoshida of Phillips ADR, Inc.

1.14          “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit C.

1.15          “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.16          “Plaintiff” means Jack Weaver.

1.17          “Plaintiff’s Counsel” means Squitieri & Fearon, LLP, Moore Kuehn, PLLC and Rigrodsky Law, P.A.

1.18          “Related Persons” means: (i) a Person’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Person has a controlling interest, and each of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Tactile, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Tactile.

1.19          “Released Claims” means collectively, the Released Defendant Claims and the Released Plaintiff Claims.

1.20          “Released Defendant Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known and Unknown Claims (as defined in paragraph 1.31 below), whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the claims asserted in the complaints in the Derivative Action and/or the Litigation Demand or arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for (i) any claims relating to the enforcement of the Settlement, or (ii) any claims by the Individual Defendants relating to insurance coverage or their right to indemnification.

1.21          “Released Defendant Persons” means, collectively, each and all of Individual Defendants, Tactile, and each and all of the Related Persons of each of the Individual Defendants and Tactile.

1.22          “Released Persons” means, collectively, the Released Defendant Persons and the Released Plaintiff Persons. “Released Person” means, individually, any of the Released Persons.

1.23            “Released Plaintiff Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known and Unknown Claims (as defined in paragraph 1.31 below), whether arising under federal, state, common, or foreign law, which exist derivatively on behalf of Tactile, by Plaintiff, Demand Shareholder or any other shareholder of Tactile that arise out of or relate in any way to the claims asserted or that could have been asserted, or the allegations made, in any of the complaints in the Derivative Action or the Litigation Demand, or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for any claims relating to enforcing the Settlement.

1.24          “Released Plaintiff Persons” means the Plaintiff and Demand Shareholder and each and all of the Related Persons of Plaintiff and Demand Shareholder.

1.25          “Securities Action” means the securities class action styled as Mart v. Tactile Systems Technology, Inc., et al., 20-2074 (U.S.D.C. D.Minn.).

1.26          “Settlement” means the settlement and compromise of the Derivative Action as provided for herein.

1.27          “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.28          “Settling Parties” means, collectively, Plaintiff, Demand Shareholder and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.29          “Shareholders” means, collectively, Plaintiff and Demand Shareholder.

1.30          “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit D.

1.31          “Unknown Claims” means any Released Claim(s) that any of Plaintiff, the Demand Shareholder, or any Defendant does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

1.32          “Tactile” or the “Company” means nominal defendant Tactile, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

2.	Terms of the Settlement

2.1           Corporate Governance Reforms. Tactile shall, within sixty (60) days of final approval of the Settlement, adopt the corporate governance reforms identified in Exhibit A attached hereto (“Reforms”) and maintain the Reforms for a period of no less than three (3) years from the date that they are adopted, unless any Reform (or part of any Reform) is rendered unlawful or ill-advised under any statute or regulation. The Board may exercise its discretion in deciding whether to continue any of the Reforms after the third anniversary of their implementation. The Board shall take steps necessary to authorize adequate funding for the costs of implementing and maintaining the Reforms.

2.2           Tactile’s Board has unanimously approved a resolution reflecting their determination, in a good faith exercise of business judgment, that: (i)  the Derivative Action and the Litigation Demand and settlement efforts in connection with the Derivative Action and Litigation Demand were a material cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that certain of the Reforms would not have been adopted, implemented, or maintained but for Plaintiff’s and Demand Shareholder’s efforts; (b) the Reforms confer substantial and material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of Tactile and its stockholders.

3.	Approval and Notice

3.1           Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit E attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Tactile Shareholders; and (iii) a date for the Settlement Hearing.

3.2           The notice to Current Tactile Shareholders of the Settlement shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing (“Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing (“Summary Notice”), substantially in the form attached hereto as Exhibit D.

3.3           Tactile shall undertake the administrative responsibility for giving notice to Current Tactile Shareholders of the Settlement as detailed in this paragraph. Within fourteen (14) days after the entry of the Preliminary Approval Order, Tactile shall: (i) publish the Summary Notice once in Investor's Business Daily or a similar online publication; (ii) post the Notice and this Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K attaching the Notice and this Stipulation (with the exhibits hereto). The Summary Notice and Notice shall provide a link to the Investors portion of Tactile’s website where the Notice and Stipulation (with the exhibits hereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. Tactile or its insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court. The Settling Parties believe the content and manner of the notice of the Settlement, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Tactile Shareholders pursuant to applicable law and due process. Tactile’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice within twenty-one (21) days after the entry of the Preliminary Approval Order.

3.4           Pending the Effective Date, all proceedings in the Derivative Action shall be stayed. Consideration of the Litigation Demand, the response by Tactile thereto, and any activity related to that demand shall also be stayed.

3.5           After an order of Preliminary Approval is entered counsel for Plaintiff shall prepare and file all necessary applications for final approval of settlement and award of fees costs and award to Plaintiff following the schedule set forth by the Court.

3.6           Pending the Court’s determination as to final approval of the Settlement, Plaintiff, Demand Shareholder, and all Current Tactile Shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys' Fees and Reimbursement of Expenses

4.1           After negotiation of the principal terms of the Settlement, including the Reforms, the Settling Parties engaged in several months of additional negotiations concerning an appropriate fee and expense award for Plaintiffs’ Counsel and Demand Shareholder’s Counsel. These negotiations ultimately culminated in the agreed-to amount of $485,000.00, inclusive of fees and costs (the “Fee and Expense Amount”). The Fee and Expense Amount is subject to Court approval and Defendants have agreed that they will not oppose or object to the Fee and Expense Amount.

4.2           The Court may consider and rule upon the fairness, reasonableness, and adequacy of the proposed Settlement independently of the proposed Fee and Expense Amount. The failure of the Court to approve the proposed Fee and Expense Amount, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of the proposed Fee and Expense Amount shall not be a precondition to the dismissal with prejudice of the Derivative Action. Any failure of the Court to approve the proposed Fee and Expense Amount, in whole or in part, shall not provide any of the Settling Parties with the right to terminate the Settlement.

4.3           Any amount awarded by the Court shall be paid by Tactile or its insurers into an escrow account of Squitieri & Fearon, LLP on behalf of Plaintiff's Counsel and Demand Shareholder’s Counsel in the amount ordered by the Court within twenty (20) business days of the later of Court approval of the Fee and Expense Amount and provision by Plaintiff’s Counsel of all required funding information and tax identification numbers, and shall be immediately releasable to Plaintiff's Counsel notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Plaintiff’s Counsel’s obligations, which shall be joint and several as to each law firm that comprise Plaintiff’s Counsel, (i) to return all released fees and expenses within thirty (30) days following notice that the Settlement has failed to become or is no longer effective; and (ii) to refund any amount by which the award of such fees and expenses is reduced within thirty (30) days following notice of such reduction.

4.4           The Fee and Expense Amount, once paid, shall fully satisfy any and all claims against the Released Defendant Persons for an award of attorneys’ fees and expenses by Plaintiff, Plaintiff’s Counsel, the Demand Shareholder, the Demand Shareholder’s Counsel, or any other counsel purporting to represent any other Tactile stockholder in connection with or related to the Derivative Action, the Settlement, the Litigation Demand, and the Released Plaintiff Claims.

4.5           Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiff’s Counsel, Demand Shareholder’s Counsel, and/or to any other person who may assert some claim thereto.  Any dispute regarding any allocation of the Fee and Expense Amount among Plaintiff's Counsel and/or Demand Shareholder’s Counsel shall have no effect on the Settlement, and such dispute shall be finally decided and resolved by Michelle Yoshida of Phillips ADR Enterprises (the “Mediator”) on the terms and subject to the process and procedures set forth by the Mediator. The Mediator’s fees and costs for any mediation and/or arbitration regarding allocation of the Fee and Expense Amount among Plaintiff’s Counsel and Demand Shareholder’s Counsel shall be borne solely by Plaintiff’s Counsel and Demand Shareholder’s Counsel and allocated among Plaintiff’s Counsel and Demand Shareholder’s Counsel by agreement or as finally determined by the Mediator.

4.6           Plaintiff’s Counsel may apply to the Court for a service award of up to $7,500 for the Plaintiff and the Demand Shareholder, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s and Demand Shareholder’s participation and effort in the prosecution of the Derivative Action and the Litigation Demand. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Tactile nor any of the Individual Defendants shall be directly liable for any portion of any service award.

4.7           Nothing in this Stipulation expands, augments, alters, restricts, curtails or limits the indemnification obligations of Tactile to the Individual Defendants, and nothing in this Stipulation expands, augments, alters, restricts, curtails or limits the obligations of the insurers, on the one hand, to Tactile or the Released Defendant Persons, on the other hand.

5.	Releases

5.1           Upon the Effective Date, Plaintiff (acting on his own behalf and/or derivatively on behalf of Tactile), Demand Shareholder, Tactile, and any Person acting or purporting to act derivatively on behalf of Tactile shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Plaintiff Claims (including Unknown Claims) against the Released Defendant Persons.

5.2           Upon the Effective Date, Plaintiff (acting on his own behalf and/or derivatively on behalf of Tactile), Demand Shareholder, Tactile, and any Person acting or purporting to act derivatively on behalf of Tactile, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Plaintiff Claims against any Released Defendant Person.

5.3           Upon the Effective Date, each of the Individual Defendants and Tactile shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims (including Unknown Claims) against the Released Plaintiff Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Person.

5.4           Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.5           The entry and approval of the Judgment shall cause the Derivative Action to be dismissed with prejudice.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1           The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.            Court approval of the Settlement and approval of the content and method of providing Notice of the proposed Settlement to Current Tactile Shareholders, and the subsequent dissemination of the Notice to Current Tactile Shareholders;

b.            Court entry of the Judgment, in all material respects in the form set forth as Exhibit B annexed hereto, approving the Settlement and dismissing the Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

c.            the passing of the date upon which the Judgment becomes Final.

6.2           If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3           If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions as of October 26, 2023 (the date of the Term Sheet); (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiff's Counsel shall be refunded and returned within thirty (30) days (consistent with paragraph 4.3 above); and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect (other than those set forth in paragraph 6.2 hereof) with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose.

7.	Miscellaneous Provisions

7.1           The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2           In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3           The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action and the Litigation Demand. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.

7.4           Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action or the Litigation Demand. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action or the Litigation Demand, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Action or the Litigation Demand or with respect to any of the claims settled in the Derivative Action, the Litigation Demand, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. Notwithstanding the foregoing, any of the Released Defendant Persons may file this Stipulation or any judgment or order of the Court related hereto in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.5           Plaintiff and Plaintiff’s Counsel represent and warrant that: (i) Plaintiff is a current stockholder of Tactile; (ii) none of the Released Plaintiff Claims has been assigned, encumbered or in any manner transferred, in whole or in part, by Plaintiff or Plaintiff’s Counsel; and (iii) neither Plaintiff nor Plaintiff’s Counsel will attempt to assign, encumber or in any manner transfer, in whole or in part, any of the Released Plaintiff Claims.

7.6           Demand Shareholder and Demand Shareholder’s Counsel warrant that: (i) Demand Shareholder is a current stockholder of Tactile; (ii) none of the Released Plaintiff Claims has been assigned, encumbered or in any manner transferred, in whole or in part, by Demand Shareholder or Demand Shareholder’s Counsel; and (iii) neither Demand Shareholder nor Demand Shareholder’s Counsel will attempt to assign, encumber or in any manner transfer, in whole or in part, any of the Released Plaintiff Claims.

7.7           Any planned, proposed, or actual sale, merger, or change-in-control of Tactile shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Tactile, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.8           In the event any proceedings by or on behalf of Tactile, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Tactile, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.9           This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.10         This Stipulation shall be deemed drafted equally by all Settling Parties.

7.11          No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.12         Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.13         The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.14         This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions, including the Term Sheet.

7.15         In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.16         This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.17         The rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State's choice of law principles.

7.18         The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court's Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

DATED: June 6, 2024	/s/ Seth Rigrodsky
Seth Rigrodsky (#3147) Herbert W. Mondros (#3308) Gina M. Serra (#5387) RiGroDsky Law, P.A. 300 Delaware Ave., Suite 210 Wilmington, Delaware 19801 (302) 295-5306

/s/ Lee Squitieri
Lee Squitieri SQUITIERI & FEARON, LLP 305 Broadway 7th Floor New York, New York 10007 (212) 421-6492

/s/ Fletcher Moore
Fletcher Moore Justin Kuehn MOORE KUEHN, PLLC 30 Wall Street, 8th Floor New York, New York 10011 (212) 709-8245

Counsel for Plaintiff

DATED: June 6, 2024	/s/ Brett D. Stecker
Brett D. Stecker SHUMAN, GLENN & STECKER 326 W. Lancaster Avenue Ardmore, PA 19003 (303) 861-3003

Counsel for Demand Shareholder

DATED: June 6, 2024	/s/ Joseph C. Schoell

Joseph C. Schoell (#3133)
FAEGRE DRINKER BIDDLE & REATH LLP

222 Delaware Avenue, Suite 1410

Wilmington, Delaware 19801

(302) 467-4200

joseph.schoell@faegredrinker.com

Matthew Kilby (pro hac vice)

Rory F. Collins (pro hac vice)

Anderson Tuggle (pro hac vice)
FAEGRE DRINKER BIDDLE & REATH LLP

2200 Wells Fargo Center
99 South Seventh Street
Minneapolis, MN 55402

(612) 766-7000
matthew.kilby@faegredrinker.com

rory.collins@faegredrinker.com
anderson.tuggle@faegredrinker.com

Counsel for Defendants

EXHIBIT A

CORPORATE GOVERNANCE REFORMS

As a part of the settlement of the derivative action brought by Plaintiff and the release of claims by Demand Shareholder, defendant Tactile Systems Technology, Inc. (“Tactile” or the “Company”) shall implement certain corporate governance reforms at the Company, adopt resolutions, amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall be maintained for no less than three (3) years from implementation of the changes.

Defendants Brent Moen, William Burke, Peter Soderberg, Raymond Huggenberger, Richard Nigon, Kevin Roche, Lynn Blake, Gerald Mattys, Robert Folkes, and Bryan Rishe (the “Individual Defendants”), and Nominal Defendant Tactile acknowledge that Plaintiff’s and Demand Shareholder’s efforts, including, but not limited to, efforts in investigating, preparing, commencing, and prosecuting this Derivative Action and the Demand Shareholder’s Litigation Demand, were a material cause for the implementation of these Corporate Governance Reforms and the Insider Trading Policy effective March 7, 2023, and that these Corporate Governance Reforms confer substantial benefits on the Company and its shareholders.

I.	THE COMPANY SHALL APPOINT ONE INDEPENDENT DIRECTOR TO THE DISCLOSURE COMMITTEE

Currently, the Company maintains a corporate level Disclosure Committee. The Disclosure Committee is tasked with reviewing and approving the public disclosures made by Tactile in the Company’s Form 10-K and Form 10-Q filings with the U.S. Securities and Exchange Commission (“SEC”), to ensure they are complete and accurate so that Tactile stockholders and potential Tactile investors are truthfully and timely informed as to the operations and financial situation of the Company.

Currently, the Disclosure Committee is strictly a management level committee, wherein all members are employees of Tactile. As consideration for settlement of the claims, the Board shall modify this structure and appoint one independent director (per the director independence standards established by NASDAQ) of the Company to serve as an ex-officio member of the Disclosure Committee. Thereafter, the independent director who serves on the Disclosure Committee shall attend pre-filing Disclosure Committee meetings where practicable, and will have primary responsibility for bringing any issues raised by the Board regarding the adequacy of Tactile’s public disclosures to the Disclosure Committee, CEO, or CFO on a timely basis. Similarly, the independent director serving ex-officio on the Disclosure Committee will also report periodically to the full Board regarding the issues discussed by the Disclosure Committee. In addition, the director serving as a member of the Disclosure Committee will facilitate the upward and downward flow of information regarding the Company’s public disclosures between the Board and senior management on the Disclosure Committee and/or the CEO and CFO.

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II.	THE COMPANY SHALL APPOINT A CHIEF COMPLIANCE OFFICER

The Board shall direct Tactile to create the management level position of Chief Compliance Officer (“CCO”), who shall be an executive level employee. In addition to other reporting obligations the CCO may have, the CCO will report directly to the Board’s Compliance and Reimbursement Committee (the “Compliance Committee”) and, as necessary, the Audit Committee or the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”). The purposes of the CCO shall include, but not be limited to, (i) managing and overseeing Tactile’s ethics and compliance program, including implementing procedures for monitoring and evaluating the program’s performance, and, where necessary, recommending appropriate remedial action(s); (ii) fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, including training on Tactile’s Code of Business Conduct and Ethics; (iii) working with the Compliance Committee to evaluate and define the goals of Tactile’s ethics and compliance program in light of legal or regulatory trends and changes which may affect Tactile’s compliance with federal healthcare laws, and in particular the federal Anti-Kickback Statute (the “AKS”), the federal False Claims Act (the “FCA”), and Medicare reimbursement regulations; and (iv) except for concerns under review by the Board or any Board committee, reporting and overseeing investigations of potential compliance and ethics concerns (delegating as appropriate).

The CCO shall be primarily responsible for managing Tactile’s compliance program, and for assisting the Board in fulfilling its oversight duties, in connection with Tactile’s compliance with federal and/or state healthcare laws (including federal Medicare reimbursement regulations, the AKS, the Stark Law, and the FCA) and with Tactile’s Code of Business Conduct and Ethics. In this regard, the CCO shall serve as a member of the Disclosure Committee.

The CCO will provide a report to the Compliance Committee at least two (2) times annually, and will address, inter alia, any compliance or ethics concerns the CCO believes should be raised with the Compliance Committee regarding federal and/or state healthcare laws (including federal Medicare reimbursement regulations, AKS, the Stark Law, and the FCA) or Tactile’s Code of Business Conduct and Ethics. The CCO will also meet with the Compliance Committee periodically to review ongoing litigation.

The independent members of the Board may review with the CCO any concerns, including any pending compliance issues raised by any government or regulatory agencies that fall under the CCO’s purview; the Company’s compliance with the AKS, the FCA, and Medicare reimbursement regulations; and the effectiveness of the Company’s policies, procedures, systems, and controls designed to ensure legal and regulatory compliance.

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III.	CODIFICATION OF NON-EXECUTIVE CHAIR OF THE BOARD

Corporate governance guidelines shall be amended to require the Board to appoint an independent director to be the Board Chair, or to appoint a Lead Independent Director. The Board Chair or Lead Independent Director shall be primarily responsible for:

1.	Working directly with the Company’s CEO to ensure the preparation of meeting agendas, materials, and schedules, and seeking input from all directors as to the preparation of the agendas for Board and committee meetings;

2.	Moderating executive sessions of the Board, and acting (or delegating to another member of the Board to act) as principal liaison between the Board and management on relevant matters discussed in executive session;

3.	Regularly consulting with the respective Chairpersons of the Audit Committee, the Compensation and Organization Committee (the “Compensation Committee”), the Compliance Committee, and the Corporate Governance Committee;

4.	Managing the Company’s evaluation of the CEO’s performance.

IV.	BOARD INFORMATION ACCESS

The Board shall adopt a policy whereby all directors shall be provided with all Board materials to be discussed at a regularly scheduled Board meeting, whether in person, telephonic, or virtual, in a timely manner prior to formal Board meetings. The purpose of this policy is to ensure that all directors of the Company are provided adequate time to meaningfully review relevant materials and to have a reasonable opportunity to request additional information from relevant employees or third parties prior to formal Board meetings.

V.	CORPORATE GOVERNANCE GUIDELINE PUBLICATION

In accordance with its duties to develop and recommend Corporate Governance Guidelines to the Board, the Corporate Governance Committee shall ensure that the Corporate Governance Guidelines, and any amendments thereto, are promptly made available to the public, through the Company's website or otherwise.

VI.	DIRECTOR ATTENDANCE AT STOCKHOLDER MEETINGS

The Board shall adopt a policy which expects the attendance of all directors, remotely or in person, at all stockholder meetings including, but not limited to, the Company’s Annual Meeting of Stockholders, subject to unavoidable scheduling conflicts.

VII.	PUBLIC POSTING OF CORPORATE GOVERNANCE DOCUMENTS, COMPENSATION CLAWBACK AND INSIDER TRADING POLICIES

The Company will post Tactile’s Board committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy, and compensation clawback policy on the Company’s public website in an easily accessible location.

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VIII.	INSIDER TRADING

Tactile acknowledges that it updated its insider trading policy effective March 7, 2023 due in part to this Derivative Action, which includes a cooling-off period for Rule 10b5-1 plans of at least the minimum period required under Rule 10b5-1(c) and a prohibition on exercising influence over securities subject to such a plan.

Tactile will implement mandatory training on its revised insider trading policy effective March 7, 2023 for employees and new hires to be completed within six months of starting their employment.  Each employee shall attest that they have been made aware of the insider trading policy effective March 7, 2023 and will abide by the terms, conditions and prohibitions therein.

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EXHIBIT B

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

JACK WEAVER, Derivatively on Behalf of TACTILE SYSTEMS TECHNOLOGY, INC., Plaintiff, v. BRENT MOEN, et al., Defendants, -and- TACTILE SYSTEMS TECHNOLOGY, INC., Nominal Defendant.	CASE NO. 1:22-cv-01063-GBW

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for a hearing pursuant to the Order of this Court entered on ____________ ____, 2024 (ECF No. __) (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation of Settlement executed by counsel for the Parties as of June 6, 2024 (the “Stipulation”). All capitalized terms used herein have the meanings set forth and defined in the Stipulation.

The Court has received a declaration attesting to (1) the publication of the Summary Notice once in Investor's Business Daily or a similar online publication; (ii) the posting of the Notice and the Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) the filing with the U.S. Securities and Exchange Commission of a Current Report on Form 8-K attaching the Notice and the Stipulation (with the exhibits hereto).

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Therefore, due and adequate notice having been given to Current Tactile Shareholders as required by the Preliminary Approval Order, and the Court having considered all papers filed and proceedings herein and otherwise being fully informed of the matters herein, and good cause appearing therefore,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

1.            This Court has jurisdiction over the subject matter of this Action, including the terms and conditions of the Stipulation and all exhibits thereto, over the Settling Parties to the Stipulation, and over Current Tactile Shareholders.

2.            Based on documents submitted by Tactile’s counsel, the Court finds that the Summary Notice and Notice were posted and published according to this Court’s Preliminary Approval Order. This Court further finds that the form, content and manner of distribution of the Summary Notice and Notice, as previously preliminarily approved by the Court, complied with the requirements of Federal Rules of Civil Procedure 23.1, satisfied the requirements of due process, and constituted due and sufficient notice of the matters set forth therein.

3.            A full opportunity has been offered to Current Tactile Shareholders to object to the proposed Settlement and to participate in the hearing thereon, and, as such, all Current Tactile Shareholders are bound by this Order.

4.            The Settlement is found to be fair, reasonable, adequate and in the best interests of Tactile and Current Tactile Shareholders.

5.            The Court finds, for settlement purposes, that: (1) this action was properly brought as a shareholder derivative suit pursuant to Rule 23.1 and (2) Plaintiff Weaver (“Plaintiff”), adequately represented the interests of Current Tactile Shareholders and Tactile as a derivative Plaintiff in this suit.

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6.            The Stipulation and the terms of the proposed Settlement set forth therein are, in all respects, hereby finally approved. The Settling Parties to the Stipulation are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

7.            The claims asserted in this Action as well as the Released Claims are hereby dismissed with prejudice in their entirety on the merits.

8.            Upon the Effective Date, Plaintiff (acting on his own behalf and/or derivatively on behalf of Tactile), Cory Griffin (the “Demand Shareholder”), Tactile, and any Person acting or purporting to act derivatively on behalf of Tactile shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Plaintiff Claims (including Unknown Claims) against the Released Defendant Persons.

9.            Upon the Effective Date, Plaintiff (acting on his own behalf and/or derivatively on behalf of Tactile), Demand Shareholder, Tactile, and any Person acting or purporting to act derivatively on behalf of Tactile shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Plaintiff Claims (including Unknown Claims) against any Released Defendant Person.

10.          Upon the Effective Date, each of the Individual Defendants and Tactile shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims (including Unknown Claims) against the Released Plaintiff Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Person. For the avoidance of doubt, nothing in this Order expands, augments, alters, restricts, curtails or limits the indemnification obligations of Tactile to the Individual Defendants, and nothing in this Order expands, augments, alters, restricts, curtails or limits the obligations of the insurers, on the one hand, to Tactile or the Released Defendant Persons, on the other hand.

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11.          Plaintiff’s Counsel and Demand Shareholder’s Counsel are hereby awarded attorneys’ fees and a reimbursement of expenses of $_________________ (“Fee and Expense Amount”). This Court finds that this amount is fair and reasonable under the facts and circumstances of this case. Payment of such Fee and Expense Amount shall be made in accordance with the provisions of the Stipulation.

12.          Plaintiff and Demand Shareholder are each granted a service award in the amount of $___________, which shall be funded from the Fee and Expense Amount.

13.          This Order and Final Judgment, the Stipulation and all of its provisions, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, and any matters arising in connection with such negotiations, proceedings or agreements, and any acts performed or documents executed pursuant to or in furtherance of this Stipulation:

a.            shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

b.            shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in any of the Derivative Action or Litigation Demand or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

c.            shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

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d.            shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; however, the Released Persons may refer to the Stipulation to effectuate the release of Released Claims and other liability protections granted them hereunder;

e.            shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

f.            shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiff or Demand Shareholder that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable in the Derivative Action or Litigation Demand would not have exceeded the Settlement Amount; and

g.            shall not, in the event the Stipulation and Settlement are disapproved, cancelled, or terminated (collectively, “Termination”), be used by any Party for any purpose in any of the Derivative Action or Litigation Demand;

h.            provided that, any Party may file or introduce the Stipulation and/or the Order and Final Judgment in any action or proceeding that may be brought to enforce the terms of the Stipulation and/or the Final Judgment.

14.          Except in the event of a Termination, the Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Derivative Action or Litigation Demand were brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the terms of this Settlement were negotiated at arms’ length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel.

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15.          Without in any way affecting the finality of this Order and Final Judgment, this Court shall retain jurisdiction over the Settling Parties to the Stipulation and the Released Parties with respect to all matters related to the Derivative Action and Litigation Demand and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Order and Final Judgment, and for matters or disputes arising out of or relating to the Settlement.

16.          Any order regarding an award of attorneys’ fees and expenses, or any appeal, modification or change of such an order, shall in no way disturb or affect the finality of this Order and Final Judgment and shall be considered separate from this Order and Final Judgment.

17.          This Settlement shall be a final and complete resolution of all disputes among the Settling Parties. No party to the Stipulation may assert in any forum that the Derivative Action or Litigation Demand were brought, commenced or prosecuted by the Plaintiffs or their counsel in bad faith or that the Derivative Action or Litigation Demand were not filed or pursued in good faith or were not settled voluntarily after negotiating at arm’s-length and in good faith after consultation with competent legal counsel.

18.          The Settling Parties are hereby authorized, without further approval of the Court, to unanimously agree to and adopt in writing such amendments, modifications, and expansions of the Stipulation and all exhibits attached thereto, provided that such amendments, modifications, and expansions of the Stipulation are done in accordance with the terms of the Stipulation, are not materially inconsistent with this Order and Final Judgment and do not materially limit the rights of Current Tactile Shareholders or the Released Persons under the Stipulation.

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19.          In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation, and the provisions of Paragraph 6.3 of the Stipulation shall apply.

20.          The provisions of this Order and Final Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of judgment. The Clerk is hereby directed to immediately enter this Order and Final Judgment.

SO ORDERED, THIS ___ day of ___________________, 2024.

Gregory B. Williams
United States District Judge

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EXHIBIT C

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED
AGREEMENT OF SETTLEMENT AND RELEASE, AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF TACTILE SYSTEMS TECHNOLOGY, INC. (“TACTILE" OR THE "COMPANY") AS OF JUNE 6, 2024 (THE "RECORD DATE") ("CURRENT TACTILE STOCKHOLDERS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF WEAVER V. MOEN, ET AL., CASE NO. 22-cv-01063 (the “Action” or “derivative action”), A SHAREHOLDER DERIVATIVE ACTION pending in the united states district court for the district of delaware, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE "RELEASED CLAIMS," AS DEFINED IN THE STIPULATION.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the "Settlement") of this shareholder derivative lawsuit pursuant to Federal Rule of Civil Procedure 23.1.3 This Notice is provided by Order of the United States District Court for the District of Delaware (the "Court"). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

1.	WHY THE COMPANY HAS ISSUED THIS NOTICE

On June 6, 2024, Tactile, in its capacity as a nominal defendant, as well as certain current and former officers and directors of Tactile who were named as individual defendants,4 entered into a Stipulation of Settlement (the "Stipulation")5 in the Derivative Action pending before the Court, styled Weaver v. Moen, et al. The Stipulation also settles the Litigation Demand.6

3 A derivative lawsuit involves claims brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery in a derivative action is for the benefit of the company rather than directly for individual shareholders.

4 Specifically, Brent Moen, William Burke, Peter Soderberg, Raymond O. Huggenberger, Richard Nigon, Kevin H. Roche, Lynn Blake, Gerald R. Mattys, Robert Folkes and Bryan F. Rishe (collectively, the "Individual Defendants"; the Individual Defendants together with Tactile, the "Defendants").

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The terms of the Settlement are set forth fully in the Stipulation, which can be viewed and downloaded at [insert URL]. This Notice is a summary only and does not describe all of the details of the Stipulation and terms of the Settlement. For full details of the matters discussed in this Notice, please review the Stipulation and visit [URL].

On [insert date], at [insert time], in Courtroom [-] of the Honorable Judge Gregory B. Williams, the Court will hold a hearing (the "Settlement Hearing"), either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether to approve Plaintiff’s application for attorneys’ fees and reimbursement of expenses; and (iv) such other matters as may be necessary or proper under the circumstances.

2.	Summary of the Action

A.	The Now Settled Securities Class Actions

Tactile, as well as certain of its current and now former officers, were named as defendants in a federal securities fraud class action, entitled Brian Mart, Individually and on Behalf of All Others Similarly Situated v. Tactile Systems Technology, Inc., et al., No. 0:20-cv-02074-NEB-BRT (D. Minn. 2020) (the “Securities Action”). On October 18, 2022, the Securities Action settled for a payment of $5 million to be distributed to buyers of Tactile stock during the Class Period.

THIS COURT HAS NO ROLE IN THE SECURITIES ACTION.

B.	Proceedings in Minnesota District Court Preceded The Action Here Being Settled

On May 24, 2022, Plaintiff filed a shareholder derivative complaint on behalf of Tactile in the United States District Court for the District of Minnesota, pleading claims against the Individual Defendants, including violations of section 14(a) of the Securities Exchange Act, rescind compensation under section 29(b) of the Securities Exchange Act, rescind employment contract compensation under section 29(b) of the Securities Exchange Act, contribution under 15 U.S.C. § 77 k(f) and 21d(5)(a)-(d) and for violations of sections 10(b) and 21d of the Securities Exchange Act, breach of fiduciary duty, and unjust enrichment. On August 9, 2022, the case was transferred to this Court upon joint motion and stipulation of the parties. The claims were based on similar facts and circumstances as the Securities Action.

5 This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court (Docket No. 22-cv-01063). A link to the Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") containing the text of the Stipulation may be found on the Company's website at the Investor Relations page at https://investor.______________________. All capitalized terms herein have the same meanings as set forth in the Stipulation.

6 “Litigation Demand” means the demand served on Tactile and/or members of its Board of Directors on behalf of stockholder Cory Griffin on September 2, 2022.

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C.	Proceedings in Delaware District Court

Once the Action was transferred to the Court, the litigation proceeded. On August 25, 2022, the parties entered into a stipulation and [proposed] scheduling order governing briefing on Defendants’ motion to stay. On September 27, 2022, Defendants filed their motion and brief in support of their motion to stay. On November 14, 2022, Plaintiff filed his brief in opposition to Defendants’ motion to stay. On November 30, 2022, Defendants filed their notice to withdraw motion to stay. On January 31, 2023, the parties filed their stipulation for a briefing schedule on Defendants’ motion to dismiss. On February 10, 2023, Defendants filed their motion to dismiss for failure to state a claim. On March 6, 2023, Plaintiff filed his amended complaint in this Court pleading claims against the Individual Defendants, including violations of section 14(a) of the Securities Exchange Act, rescind compensation under section 29(b) of the Securities Exchange Act, rescind employment contract compensation under section 29(b) of the Securities Exchange Act, contribution under 15 U.S.C. § 77 k(f) and 21d(5)(a)-(d) and for violations of sections 10(b) and 21d of the Securities Exchange Act, breach of fiduciary duty, and unjust enrichment. On March 31, 2023, Defendants filed their motion to dismiss the amended complaint. On April 14, 2023, the parties filed their first joint stipulation extending the briefing schedule on Defendants’ motion to dismiss. On May 3, 2023, the parties filed their second joint stipulation extending the briefing schedule on Defendants’ motion to dismiss. On June 5, 2023, the parties filed their third joint stipulation extending the briefing schedule on Defendants’ motion to dismiss.

D.	The Extensive Settlement Negotiations

Plaintiff’s Counsel engaged in extensive and ongoing settlement negotiations with the Defendants’ Counsel over the course of several months. On November 11, 2022, Plaintiff made an initial settlement demand. On December 26, 2022, Plaintiff agreed to invite the mediator who mediated the Securities Action settlement to review their settlement demand. Over the next several months, the Settling Parties7 exchanged proposals and counter proposals and participated in multiple conference calls. Settlement discussions continued over the course of several months and culminated in a comprehensive settlement term sheet on or about October 26, 2023.. The Settling Parties have expended significant time and resources participating in settlement communications in which the merits of the claims asserted in the Derivative Action, as well as the defenses thereto, were extensively discussed between the Settling Parties. The Settling Parties have now reached a definitive agreement to settle the Derivative Action, upon the terms and subject to the conditions set forth in the Stipulation.

7 As set forth in the Stipulation, “Settling Parties” refers to Plaintiff, Demand Shareholder, and Defendants, collectively.

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3.	SETTLEMENT

On June 6, 2024, the Plaintiff,8 Demand Shareholder,9 and Defendants entered into the Stipulation to resolve the Action.

Pursuant to the Stipulation, the Defendants shall cause Tactile to adopt, implement and maintain the corporate guidance provisions described in Rider A hereto.

Tactile and its Board acknowledged and agreed that Plaintiff’s efforts, including his efforts in investigating, preparing, commencing, and prosecuting the Derivative Action, was a material cause for the implementation of these reforms, and that the reforms confer substantial benefits upon Tactile and its shareholders.

The Stipulation also provides for the entry of judgment dismissing the Action against the Defendants with prejudice and, as explained fully in the Stipulation, releasing and discharging certain known and unknown claims that could have been brought in any court, whether arising under federal, state, common, or foreign law, which exist derivatively on behalf of Tactile, by Plaintiff or any other shareholder of Tactile that arise out of or relate in any way to the claims asserted or that could have been asserted in any of the complaints in the Action, or the Litigation Demand, or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants by Plaintiff in the Action or Litigation Demand against Defendants, Tactile, and Tactile’s past, present, and future officers and/or directors.

4.	Plaintiff's Attorneys' Fees and Expenses

After negotiating the financial recovery and the corporate guidance provisions, the Settling Parties began negotiating the attorneys' fees that Tactile or Defendants’ insurance carrier(s) would pay to Plaintiff’s Counsel and Demand Shareholder’s Counsel. In light of the substantial benefits secured for Tactile by Plaintiff, Demand Shareholder, and their respective counsel in connection with the Settlement and the litigation leading up to it, the Settling Parties have agreed that Plaintiff will seek an award of attorneys fees and expenses and service awards for Plaintiff and Demand Shareholder not to exceed $485,000, all inclusive. Tactile has agreed that it or its insurers will pay any award up to $485,000 but will not pay in connection with any request for fees from Plaintiff’s counsel or Litigation Demand counsel which exceeds $485,000. All of the foregoing is subject to Court approval. Plaintiff's Counsel will request Court approval for the payment to Plaintiff and Demand Shareholder of service awards in an amount not to exceed $7,500, subject to Court approval, which will be funded from the Fee and Expense Award.

5.	Reasons for the Settlement

The Court did not decide in favor of the Plaintiff or the Defendants. The proposed Settlement was negotiated at arm's-length by attorneys representing the Settling Parties. The attorneys for all of the Settling Parties have extensive experience in shareholder derivative cases, and they all believe the Settlement is in the best interest of their clients. Tactile and Plaintiff believes that the Settlement provides substantial benefits upon Tactile and its shareholders.

8 As set forth in the Stipulation, “Plaintiff” refers to Jack Weaver.

9 As set forth in the Stipulation, “Demand Shareholder” refers to Cory Griffin.

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5.1          Why Did the Plaintiff Agree to Settle?

Plaintiff's Counsel investigated claims and the underlying events and transactions alleged in the Action. Plaintiff's Counsel have analyzed the evidence adduced during their investigation and have researched the applicable law with respect to the claims of Plaintiff, Tactile, and its shareholders against the Defendants and the potential defenses thereto.

Based upon their investigation, Plaintiff and Plaintiff's Counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate to Plaintiff, current shareholders of Tactile, and Tactile, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Tactile and its shareholders will receive from the Settlement; (b) the attendant risks of continued litigation of the Action; and (c) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiff and Plaintiff's Counsel considered the significant litigation risk inherent in this Action. The law imposes significant burdens on Plaintiff for pleading and proving a shareholder derivative claim. While Plaintiff believes his claims are meritorious, Plaintiff acknowledges that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiff and Plaintiff's Counsel believe that, under the circumstances, they have obtained the best possible relief for Tactile and its shareholders.

5.2         Why Did the Defendants Agree to Settle?

The Individual Defendants have denied and continue to deny each and all of the claims and allegations alleged by Plaintiff in the Derivative Action and Litigation Demand, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Action and Litigation Demand. The Individual Defendants believe that they have substantial defenses to the claims and allegations alleged against them in the Derivative Action and Litigation Demand. The Individual Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Tactile and its stockholders. Nonetheless, the Individual Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action. The Individual Defendants have, therefore, determined that it is in the best interests of Tactile for the Derivative Action and Litigation Demand to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

6.	Settlement Hearing

On [insert date], at [insert time], in Courtroom [-] _____________________________________________, the Court will hold the Settlement Hearing. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

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7.	Right to Attend Settlement Hearing

Any Current Tactile Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT TACTILE SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

8.	Right to Object to Settlement and Procedures for Doing So

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

8.1            You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information. The Court may not consider any objection that does not substantially include the following information:

1)	Your name, legal address, and telephone number;

2)	The case name and number (Weaver v. Moen, et al., Case No. 22-cv-01063);

3)	Proof of being a current Tactile stockholder as of the Record Date, June 6, 2024;

4)	The date(s) you acquired your Tactile shares;

5)	A statement of your position regarding the matters to be heard the Settlement Hearing, including the grounds for each objection or the reasons you desire to appear and be heard;

6)	Notice of whether you intend to appear at the Settlement Hearing (though attendance is not required if you have lodged your objection);

7)	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intent to call to testify at the Settlement Hearing and the subject(s) of any expected testimony;

8)	The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

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8.2            You Must Timely Deliver Written Objections to the Court, Plaintiff's Counsel, and Defendants' Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

The Court Clerk's Address is: United States District Court, District of Delaware, 844 North King Street, Unit 18, Wilmington, Delaware 19801-3570.

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFF AND COUNSEL FOR TACTILE SO THEY ARE RECEIVED NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

Counsel for Plaintiff:

Lee Squitieri

SQUITIERI & FEARON, LLP

305 Broadway

7th Floor

New York, New York 10007

(212) 421-6492

Attorneys for Defendants Tactile:

Joseph C. Schoell (#3133)
FAEGRE DRINKER BIDDLE & REATH LLP

222 Delaware Avenue, Suite 1410

Wilmington, Delaware 19801

(302) 467-4200

joseph.schoell@faegredrinker.com

Matthew Kilby (pro hac vice)

Rory F. Collins (pro hac vice)

Anderson Tuggle (pro hac vice)

FAEGRE DRINKER BIDDLE & REATH LLP

2200 Wells Fargo Center
99 South Seventh Street
Minneapolis, MN 55402

(612) 766-7000

matthew.kilby@faegredrinker.com

rory.collins@faegredrinker.com
anderson.tuggle@faegredrinker.com

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9.	How to Obtain More Information

This Notice summarizes the Settlement. It is not a complete statement of the events of the Action, the Settlement, or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, 844 North King Street, Unit 18, Wilmington, Delaware 19801-3570, at any time during regular business hours of each business day. You may also visit [insert link].

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to Lee Squitieri (lee@sfclasslaw.com) at (212) 421-6492 or in writing to Squitieri & Fearon, LLP, 305 Broadway, 7th Floor, New York, New York 10007.

DATED:	June 6, 2024

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT DISTRICT OF DELAWARE

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EXHIBIT D

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED
AGREEMENT OF SETTLEMENT AND RELEASE, AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF TACTILE SYSTEMS TECHNOLOGY, INC. (“TACTILE" OR THE "COMPANY") AS OF JUNE 6, 2024 (THE "RECORD DATE") ("CURRENT TACTILE SHAREHOLDERS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF WEAVER V. MOEN, ET AL., Lead CASE NO. 22-cv-01063, A SHAREHOLDER DERIVATIVE ACTION pending in the united states district court for the district of delaware, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE "RELEASED CLAIMS," AS DEFINED HEREIN.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that the above-captioned derivative action (the “Derivative Action”) is being settled on the terms set forth in a Stipulation of Settlement, dated June 6, 2024 (the “Stipulation”).10 Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative lawsuit pursuant to Federal Rule of Civil Procedure 23.1.11 This Notice is provided by Order of the United States District Court for the District of Delaware (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

Under the terms of the Stipulation, as a part of the proposed Settlement, Tactile will adopt certain corporate governance enhancements (the “Reforms”). These Reforms are designed to address the claims asserted in the Derivative Action and Litigation Demand12 and plaintiff believes they will enhance Tactile’s internal controls as identified in Exhibit A attached to the Stipulation. Tactile has agreed to maintain the Reforms for a period set forth in the Stipulation, and to take steps necessary to authorize adequate funding for the costs of implementing and maintaining the Reforms.

10 This Summary Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the District of Delaware. A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on the Company’s website at the Investor Relations page at https://____________________________________. All capitalized terms herein have the same meanings as set forth in the Stipulation.

11 A derivative lawsuit involves claims brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery in a derivative action is for the benefit of the company rather than directly for individual shareholders.

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On _________, 2024, at ___ _.m., the Court will hold a hearing (the “Settlement Hearing”) either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine (i) whether the Settlement is fair, reasonable and adequate; (ii) whether a final judgment should be entered and the Derivative Action should be dismissed with prejudice pursuant to the Stipulation; (iii) whether to approve up to $485,000.00 in attorneys' fees and expenses for Plaintiffs’ Counsel and Demand Shareholder’s Counsel; and (iv) such other matters as may be necessary or proper under the circumstances.

Any Current Tactile Shareholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she or it was a stockholder of record or beneficial owner as of June 6, 2024. Any Current Tactile Shareholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on their own. However, no Current Tactile Shareholder shall be heard at the Settlement Hearing unless, no later than ________________, 2024, such shareholder has filed with the Court, a written notice of objection containing the following information:

1.	Your name, legal address, and telephone number;

2.	The case name and number (Weaver v. Moen, et al., Case No. 22-cv-01063);

3.	Proof of being a Current Tactile Shareholder as of the Record Date, June 6, 2024;

4.            The date(s) you acquired your Tactile shares;

5.            A statement of your position regarding the matters to be heard at the Settlement Hearing, including the grounds for each objection or the reasons you desire to appear and be heard;

6.            Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear);

7.            Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and

8.            The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

12 “Litigation Demand” means the demand served on Tactile and/or members of its Board of Directors on behalf of stockholder Cory Griffin, dated September 2, 2022.

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Only Current Tactile Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ___________, 2024.

Any Current Tactile Shareholder as of June 6, 2024 who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and/or to the requested attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, 844 North King Street, Unit 18, Wilmington, Delaware 19801-3570, at any time during regular business hours of each business day. You may also visit [insert link].

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to Lee Squitieri (lee@sfclasslaw.com) at (212) 421-6492 or in writing to Squitieri & Fearon, LLP, 305 Broadway, 7th Floor, New York, New York 10007.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

The Court Clerk's Address is: United States District Court, District of Delaware, 844 North King Street, Unit 18, Wilmington, Delaware 19801-3570.

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFF AND COUNSEL FOR TACTILE SO THEY ARE RECEIVED NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

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Counsel for Plaintiff:

Lee Squitieri

SQUITIERI & FEARON, LLP

305 Broadway

7th Floor

New York, New York 10007

(212) 421-6492

Attorneys for Nominal Defendant Tactile:

Matthew Kilby (pro hac vice)

Rory F. Collins (pro hac vice)

Anderson Tuggle (pro hac vice)

FAEGRE DRINKER BIDDLE & REATH LLP

2200 Wells Fargo Center
99 South Seventh Street
Minneapolis, MN 55402

(612) 766-7000

matthew.kilby@faegredrinker.com

rory.collins@faegredrinker.com
anderson.tuggle@faegredrinker.com

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT DISTRICT OF DELAWARE

DATED: ____________, 2024

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EXHIBIT E

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

JACK WEAVER, Derivatively on Behalf of TACTILE SYSTEMS TECHNOLOGY, INC., Plaintiff, v. BRENT MOEN, et al., Defendants, -and- TACTILE SYSTEMS TECHNOLOGY, INC., Nominal Defendant.	CASE NO. 1:22-cv-01063-GBW

[PROPOSED] PRELIMINARY APPROVAL ORDER

WHEREAS, the Parties to the above-captioned consolidated shareholder derivative action (“Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Settlement of the Consolidated Derivative Action, in accordance with the Stipulation of Settlement dated June 6, 2024 (“Stipulation” or “Settlement”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; (ii) approving the form and content of the Notice to Current Tactile Shareholders; and, (iii) setting the date and time for the Settlement Hearing described below;

WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court has read and considered the Stipulation and exhibits annexed thereto, and good cause appearing;

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NOW THEREFORE, IT IS HEREBY ORDERED:

1.            This Court hereby preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation of Settlement, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2.            A Settlement Hearing shall be held before this Court on ____________, 2024 at ______ _.m.), to be held at ________________________________________________, either in person, telephonically or via video, to consider and determine whether the [Proposed] Order and Final Judgment, substantially in the form of Exhibit B attached to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Action against the Defendants.

3.            The Court approves, as to form and content, the notices attached as Exhibits C (the “Notice”) and D (the “Summary Notice”) to the Stipulation, and finds that the publication of the two notices as set forth below meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, when distributed as agreed in the Stipulation and herein is the best notice applicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4.            Within fourteen (14) days after the entry of the Preliminary Approval Order, Tactile shall: (i) publish the Summary Notice once in Investor's Business Daily or a similar online publication; (ii) post the Notice and the Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K attaching the Notice and this Stipulation (with the exhibits hereto). The Summary Notice and Notice shall provide a link to the Investors portion of Tactile’s website where the Notice and Stipulation (with the exhibits thereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. Tactile or its insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court.

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5.            Tactile’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice within twenty-one (21) days after the entry of the Preliminary Approval Order.

6.            Neither the Stipulation nor the Settlement, including any exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: shall be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action; shall be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Action or any other action or proceeding; may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability; and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that any of the Released Defendant Persons may file the Stipulation or any judgment or order of the Court related hereto in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim

7.            Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins plaintiff Jack Weaver (“Plaintiff”), Cory Griffin (the “Demand Shareholder”), all other Current Tactile Shareholders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims against any of the Released Persons. All proceedings and discovery in the Action shall be stayed except as otherwise provided for in the Stipulation, and no party to the Action or any Current Tactile Shareholder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

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8.            All Current Tactile Shareholders shall be bound by all orders, determinations and judgments of this Court concerning the Settlement, whether favorable or unfavorable to Current Tactile Shareholders.

9.            Any Current Tactile Shareholder may appear and show cause, if he, she or it has any reason why the terms of the Settlement of the Action should not be approved as fair, reasonable and adequate, or why the Order and Final Judgment should not be entered thereon, provided, however, that, unless otherwise ordered by the Court, no Current Tactile Shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving same, unless, no later than twenty (20) days before the Settlement Hearing, such person files with the Court a statement of objection signed by the objector, even if represented by counsel, setting forth appropriate proof of Tactile stock ownership as of June 6, 2024, including the number of shares of Tactile common stock owned and the date of purchase, along with written objections, including the basis therefore, attaching any and all documentation or evidence in support of such objection; and setting forth the identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years and copies of any papers and briefs in support of said objection to the instant settlement.

All written objections and supporting papers must be submitted to the Court by mailing them to, or filing them in person at:

Clerk of the Court
United States District Court for the District of Delaware
844 King Street, Unit 18
Wilmington, Delaware 19801-3570

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The written objections and supporting papers must also be delivered to counsel for Plaintiff and counsel for Tactile so they are postmarked no later than 20 calendar days before the Settlement Hearing.

Co-Lead Counsel for Plaintiff:

Lee Squitieri

SQUITIERI & FEARON, LLP

305 Broadway

7th Floor

New York, New York 10007

(212) 421-6492

Attorneys for Nominal Defendant Tactile:

Joseph C. Schoell (#3133)
FAEGRE DRINKER BIDDLE & REATH LLP

222 Delaware Avenue, Suite 1410

Wilmington, Delaware 19801

(302) 467-4200

joseph.schoell@faegredrinker.com

Matthew Kilby (pro hac vice)

Rory F. Collins (pro hac vice)

Anderson Tuggle (pro hac vice)

FAEGRE DRINKER BIDDLE & REATH LLP

2200 Wells Fargo Center
99 South Seventh Street
Minneapolis, MN 55402

(612) 766-7000

matthew.kilby@faegredrinker.com

rory.collins@faegredrinker.com
anderson.tuggle@faegredrinker.com

Any Current Tactile Shareholder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

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10.            Any attorney hired by a Current Tactile Shareholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than _________, 2024.

11.            Plaintiff’s Counsel and Defendants’ Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession.

12.            The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to Current Tactile Shareholders.

SO ORDERED, THIS ___ day of ___________________, 2024.

Gregory B. Williams United States District Judge

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